UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2020
________________________________________________________
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732		95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

445 South Street	Morristown	New Jersey	7960
(Address of principal executive offices)			(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Covanta Holding Corporation (the “Company”) held on May 14, 2020, the Company’s stockholders voted on the following proposals:

1.To elect twelve directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. Each director was elected with the votes cast as follows:

Directors	For	Withheld	Broker Non-Votes
David M. Barse	91,592,947	6,793,670	23,930,303
Ronald J. Broglio	95,567,631	2,818,986	23,930,303
Peter C.B. Bynoe	95,583,097	2,803,520	23,930,303
Linda J. Fisher	91,852,281	6,534,336	23,930,303
Joseph M. Holsten	93,867,422	4,519,195	23,930,303
Stephen J. Jones	96,265,688	2,120,929	23,930,303
Owen Michaelson	97,468,374	918,243	23,930,303
Danielle Pletka	96,940,265	1,446,352	23,930,303
Michael W. Ranger	92,543,732	5,842,885	23,930,303
Robert S. Silberman	87,471,113	10,915,504	23,930,303
Jean Smith	91,075,157	7,311,460	23,930,303
Samuel Zell	80,809,089	17,577,528	23,930,303

2.To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the 2020 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
121,141,986	921,686	253,248	—

3.Advisory vote to approve the compensation of the Company's named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,445,372	6,359,914	581,331	23,930,303

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2020

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary